 EXHIBIT 21.1

LIST OF SUBSIDIARIES OF CRITICAL HOME CARE, INC.

Classic Healthcare Solutions, Inc., a New York corporation

RKDA, Inc., a Michigan corporation

SSAC, LLC, a Florida limited liability compan
           d/b/a ArcadiaRX
                    Home Oxygen & Medical Equipment
                    Arcadia H.O.M.E.

Arcadia Services, Inc., a Michigan corporation
          d/b/a  Arcadia Technical Services
                    Temporary Health Care
                    Arcadia Services
                    Arcadia Health Care
                    Bestaff

Arcadia Health Services, Inc., a Michigan corporation*

Arcadia Staff Resources, Inc., a Michigan corporation

Grayrose, Incorporated, a Michigan corporation
          d/b/a Contract Temporary Services
                   Somebody Sometime Temporary Services

ASR Staffing, Inc., a Michigan corporation

Arcadia Health Services of Michigan, Inc., a Michigan corporation
          d/b/a Arcadia Health Care
                    Metrostaff, Metrostaff Health Care Services
                    Metrostaff Staffing Services

Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan Corporation
          d/b/a Arcadia H.O.M.E.

Arcadia Employee Services, Inc., a Michigan corporation